EXHIBIT 10.3

THIRD AMENDMENT TO THE

GENTHERM INCORPORATED 2011 EQUITY INCENTIVE PLAN

(F/K/A AMERIGON INCORPORATED 2011 EQUITY INCENTIVE PLAN)

1. Section 1(k) is hereby amended to read in its entirety as follows:

“(k) “Plan” shall mean this Gentherm Incorporated 2011 Equity Incentive Plan.”

2. A new sentence is hereby added to the end of Section 5 of the Plan as follows:

“Notwithstanding the foregoing, from and after May 16, 2013, no new Awards may be granted under the Plan.”